Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
JANUARY 18, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2010 FOURTH QUARTER
AND FULL YEAR OPERATIONAL UPDATE AND FINANCIAL RESULTS
RELEASE DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, January 18, 2011 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2010 fourth quarter and full year operational update and financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, February 22, 2011.

The company has also scheduled a conference call to discuss the release for Wednesday, February 23, 2011 at 11:00 am EST.  The telephone number to access the conference call is 913-981-5549 or toll-free 888-211-7383.  The passcode for the call is 6147630.  We encourage those who would like to participate in the call to place calls between 10:50 and 11:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 3:00 pm EST on Wednesday, February 23, 2011 and will run through midnight Wednesday, March 9, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 6147630.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154